SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Bulldog Investors General Partnership
Attn: Phillip Goldstein
Park 80 West
250 Pehle Ave, Ste 708
Saddle Brook, NJ 07663
Phone: 201 556-0092
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Imperial Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors General Partnership
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


PROXY STATEMENT OF BULLDOG INVESTORS GENERAL PARTNERSHIP FOR THE ANNUAL MEETING OF SHAREHOLDERS OF IMPERIAL HOLDINGS, INC.

Bulldog Investors General Partnership ("BIGP") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of Imperial Holdings, Inc. ("Imperial") of record as of April --, 2012. We are soliciting a proxy to vote your shares at Imperial's Annual Meeting of Shareholders (the "Meeting") which is scheduled for May 17, 2012. Please refer to the Notice of the Meeting and Imperial's soliciting material, if any, for additional information concerning the Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about April --, 2012.

INTRODUCTION

We anticipate that two matters will be presented for a vote at the Meeting:
(1) the election of seven directors, and (2) the ratification of the selection of Grant Thornton LLP as Imperial's independent registered public accounting firm for the fiscal year ending December 31, 2012. In addition, an affiliate of BIGP intends to present a proposal that any settlement reached between Imperial and a government agency valued at more than $1 million shall be ratified by Imperial's shareholders. We are soliciting a proxy to vote your shares FOR the election of the nominees named below as a director and FOR each of the aforementioned proposals.

REASONS FOR THE SOLICITATION
We believe the greatest threat to Imperial is the ongoing cash drain from massive spending on legal services since September 27, 2011 when it was served with a search warrant issued by a Magistrate Judge for the U.S. District Court in the Southern District of Florida. (Please refer to Imperial's public filings at www.sec.gov for additional information.)
The independent directors have not responded to our concerns about controlling these costs and do not have a meaningful ownership stake in Imperial. In order to align the interests of the board with the interests of shareholders we believe the independent directors should be replaced by directors designated by significant shareholders. In addition, our affiliate intends to propose that any settlement reached between Imperial and a government agency valued at more than $1 million be ratified by Imperial's shareholders.

HOW PROXIES WILL BE VOTED
If you complete and return a GREEN proxy card to us and, unless you direct otherwise, your shares will be voted FOR the election of the nominees named below and FOR each proposal (if it is presented at the Meeting).
In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

VOTING REQUIREMENTS

A quorum is a majority of the total of the 21,202,614 shares outstanding. The affirmative vote of a plurality of the votes entitled to be cast at the Meeting is required to elect a director. Approval of each proposal requires the affirmative vote of a majority of the votes cast for and against it by all shareholders represented at the Meeting. An abstention or a broker non-vote will be ignored in determining the votes cast for or against a proposal.

REVOCATION OF PROXIES
You may revoke any proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. There is no limit on the number of times you may revoke your proxy before it is exercised. Only your latest dated proxy will be counted.

PROPOSAL 1: ELECTION OF SEVEN DIRECTORS

At the Meeting, an affiliate of BIGP intends to nominate the persons named below for election as a Director. There are no arrangements or understandings between BIGP or any affiliate of BIGP and any nominee in connection with the nomination nor do we know of any material conflicts of interest that would prevent him from acting in the best interests of Imperial.

Phillip Goldstein (born 1945); Park 80 West, Plaza Two, Park 80 West,
250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663. Since 1992,
Mr. Goldstein has been a principal of the general partner and investment advisor of several investment partnerships in the Bulldog Investors group of private funds and that are general partners of BIGP. He is a director of the following companies: Mexico Equity and Income Fund, Brantley Capital Corporation, ASA Ltd., Special Opportunities Fund, and Korea Equity Fund since 2010. Since 2009, he has been a principal of Brooklyn Capital Management, the investment adviser to Special Opportunities Fund.

Andrew Dakos (born 1966); Park 80 West, Plaza Two, Park 80 West,
250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663. Since 2005, Mr. Dakos has been a principal of the general partner and investment advisor of several investment partnerships in the Bulldog Investors group of private funds and that are general partners of BIGP. He is a director of the following companies: Mexico Equity and Income Fund, Brantley Capital Corporation, and Special Opportunities Fund. Since 2009, he has been a principal of Brooklyn Capital Management, the investment adviser to Special Opportunities Fund.

Gerald Hellerman (born 1937); 5431 NW 21st Avenue, Boca Raton, FL 33496. Mr. Hellerman owns and has served as managing director of Hellerman Associates, a financial and corporate consulting firm, since the firm's inception in 1993. Mr. Hellerman currently serves as a director, chief financial officer and chief compliance officer for Mexico Equity and Income Fund and Special Opportunities Fund, and as a director of MVC Capital and Brantley Capital Corporation. Mr. Hellerman also serves as a director of Ironsides Partners Opportunity Offshore Fund Ltd.
He was previously a director of AirNet Systems, Inc., the Old Mutual registered hedge fund complex, Innovative Clinical Solutions, Ltd.
and TM Entertainment and Media, Inc.

James Chadwick (born 1973); c/o Special Opportunities Fund, Inc.,
615 East Michigan Street, Milwaukee, WI 53202. Managing Director of
Main Street Investment Partners, LLC (private equity firm);
Managing Director of Opus Partners, LLC (private equity firm), June 2010
- April 2011; Managing Director of Harlingwood Equity Partners LP,
March 2009 - June 2010; Managing Partner of Chadwick Capital Management, January 2006 - December 2008.

Richard Dayan (born 1943); 485 7th Ave., Suite 501, New York, NY 10018; Mr. Dayan has served for twenty years as the President and owner of Cactus Trading, an importer and exporter of clothing and accessories; Mr. Dayan formerly served for fifteen years as controller for Biltmore Textiles, a major textile company. Prior to that, he was an auditor for a public accounting firm.

A group comprised of clients advised by affiliates of Mr. Goldstein and Andrew Dakos beneficially owns 1,375,965 shares of Imperial, all of which were purchased since November 2011. In addition, Mr. Hellerman and his wife respectively own 3,500 and 2,000 shares and Mr. Dayan owns 10,000 shares.

In addition to the above nominees, an affiliate of BIGP intends to nominate Antony Mitchell and Jonathan Neuman. BIGP has not asked Mr. Mitchell or Mr. Neuman to be a nominee and neither of them has consented to be nominated nor will they have any role in this solicitation. The following information about Messrs. Mitchell and Neuman is taken from Imperial's website.

Antony Mitchell - Chairman of the Board and Chief Executive Officer;
Mr. Mitchell has served as our Chief Executive Officer since February of 2007. He has 16 years of experience in the financial industry.
From 2001 to January 2007, Mr. Mitchell was Chief Operating Officer and Executive Director of Peach Holdings, Inc., a holding company which, through its subsidiaries, was a provider of specialty factoring services. Peach Holdings completed its initial public offering in March 2006 and was subsequently acquired by an affiliate of Credit Suisse in November 2006. Mr. Mitchell was also a co-founder of Singer Asset Finance Company, LLC (a subsidiary of Enhance Financial Services Group Inc.) in 1993, which was involved in acquiring insurance policies, structured settlements and other types of receivables. From June 2009 to November 2009, Mr. Mitchell was the Chair of the Board of Polaris Geothermal, Inc., which focuses on the generation of renewable energy projects. Since 2007, Mr. Mitchell has served as a director (being appointed Executive Chair of the Board of Directors in 2010) of Ram Power, a renewable energy company listed on the Toronto Stock Exchange.

Jonathan Neuman- President and Director; Mr. Neuman has been our President and Chief Operating Officer since our inception in December 2006.
From June 2004 to December 2006, Mr. Neuman was a director of the Life Finance business unit of Peach Holdings, Inc. From 2000 to June 2004, he was President of CY Financial, a premium finance company. From 2001 to 2004 he acted as a consultant for Tandem Management Group, Inc., a management consulting firm. From 1999 to 2000, Mr. Neuman was the head of lottery receivables originations for Singer Asset Finance Company, LLC
(a subsidiary of Enhance Financial Services Group Inc.). From 1997 to 1999, he was Chief Operating Officer of People's Lottery, a purchaser of lottery prize receivables.

According to public filings made by Imperial, on January 27, 2012, Mr. Neuman, the only member of the Imperial's senior management whom the U.S. Attorney's Office for the District of New Hampshire has designated as a target of its investigation, took a voluntary paid four month leave of absence from his position as President and Chief Operating Officer but continued to serve on the Board. Public filings by Messrs. Mitchell and Neuman disclose that they beneficially own 684,334 shares and 433,636 shares respectively.

Unless instructions to the contrary are given, your proxy will be voted FOR all of the above nominees.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE FUND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012

Unless instructions to the contrary are given, your proxy will be voted FOR this proposal.

PROPOSAL 3: A SHAREHOLDER PROPOSAL REQUIRING ANY SETTLEMENT REACHED BETWEEN IMPERIAL AND A GOVERNMENT AGENCY VALUED AT MORE THAN $1 MILLION BE RATIFIED BY IMPERIAL'S SHAREHOLDERS

This proposal, if adopted, may not be legally not binding on the board. Unless instructions to the contrary are given, your proxy will be voted FOR this proposal.

THE SOLICITATION

We intend to solicit proxies via mail, telephone and via the internet.
Our proxy materials are available on the following web site: http://www.bulldoginvestorstenderoffer.com/. Persons affiliated with or employed by BIGP or its affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common and preferred shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from Imperial. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $50,000.

PARTICIPANTS

Only BIGP and the aforementioned nominees (except for Messrs. Mitchell and Neuman) are participants in this solicitation. The address of BIGP is Park 80 West, Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663. No participant or associate of any participant in his solicitation is or has been a party to any contract, arrangements or understanding with any person with respect to any securities of Imperial or has any arrangement or understanding with any person with respect to future employment by Imperial or any of its affiliates or to any future transactions to which Imperial or any of its affiliates will or may be a party.

BULLDOG INVESTORS LITIGATION
On January 31, 2007 the Acting Director of the Securities Division of the Massachusetts Secretary of State filed a complaint against Bulldog Investors, Mr. Goldstein, Mr. Dakos and certain related parties (the Bulldog Parties) alleging that they violated Massachusetts law by operating a website containing information about certain unregistered investments and by sending an e-mail about such investments to an individual who requested it without first determining whether he was eligible to invest in such funds. On March 23, 2007 the Bulldog Parties filed a lawsuit in the Massachusetts Superior Court against the Secretary alleging that his enforcement action violated 42 U.S.C. ss 1983 because, among other things, it violated their First Amendment rights. On October 17, 2007 the Secretary issued an "obey the law" cease and desist order (the Order) and fined the Bulldog Parties $25,000. On November 15, 2007 the Bulldog Parties filed an appeal of the Order in the Massachusetts Superior Court which subsequently upheld the Order. The Bulldog Parties further appealed the Order to the Massachusetts Appeals Court. On October 21, 2009 the Massachusetts Supreme Judicial Court (the SJC) unilaterally transferred the case to itself and on July 2, 2010 upheld the Order except for the Bulldog Parties' First Amendment claim which it ruled must be decided in the appeal of the aforementioned ss 1983 lawsuit. In the ss 1983 lawsuit, the Secretary stipulated that the website and email in question did not concern an illegal transaction and were not misleading. Nevertheless, on September 26, 2009, the Superior Court ruled that the Secretary's enforcement action did not violate the Bulldog Parties' First Amendment rights. The Bulldog Parties filed an appeal of the Superior Court's ruling in the Massachusetts Appeals Court. On July 23, 2010, the SJC unilaterally transferred the appeal of the ss 1983 lawsuit to itself.
On September 22, 2011 the SJC affirmed the Superior Court's ruling and declined to reconsider the Bulldog Parties' personal jurisdiction claim.
On March 27, 2012 the U.S. Congress approved the Jumpstart our Business Startups Act (JOBS Act), which would allow privately-held companies like those managed by Bulldog Investors to engage in general solicitations so long as sales of interests in such funds are limited to accredited investors. If the JOBS Act is signed into law by the President, the Bulldog Parties intend to seek to vacate the Order, because the activities they were alleged to have engaged in would no longer be prohibited by law. On February 1, 2012, the Bulldog Parties filed a petition for certiorari with the United States Supreme Court.

SIGNIFICANT SHAREHOLDERS

Each of the following shareholders has reported that it owns at least 5% of the outstanding shares of Imperial:

Bulldog Investors 				1,375,965
Discovery Capital Management, LLC	     1,750,000
Wellington Management Company, LLP	     1,751,997
Nantahala Capital Management, LLC	     2,032,248
Candlewood Investment Group, LP 		     2,018,750

April --, 2012
PROXY CARD

This proxy is solicited by Bulldog Investors General Partnership ("BIGP") for the 2012 Annual Meeting of Shareholders (the "Meeting") of Imperial Holdings, Inc. ("Imperial"). The undersigned hereby appoints Phillip Goldstein and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF ONE DIRECTOR

[  ] FOR PHILLIP GOLDSTEIN 			[  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS 			[  ] WITHHOLD AUTHORITY

[  ] FOR GERALD HELLERMAN			[  ] WITHHOLD AUTHORITY

[  ] FOR JAMES CHADWICK 			[  ] WITHHOLD AUTHORITY

[  ] FOR RICHARD DAYAN 			[  ] WITHHOLD AUTHORITY

[  ] FOR ANTONY MITCHELL 			[  ] WITHHOLD AUTHORITY

[  ] FOR JONATHAN NEUMAN			[  ] WITHHOLD AUTHORITY

2. TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS IMPERIAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012

FOR [  ]			AGAINST [  ]			ABSTAIN [  ]

3. ANY SETTLEMENT REACHED BETWEEN IMPERIAL AND A GOVERNMENT AGENCY VALUED AT MORE THAN $1 MILLION SHALL BE RATIFIED BY IMPERIAL'S SHAREHOLDERS

FOR [  ]			AGAINST [  ]			ABSTAIN [  ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above, and FOR Proposals 2 and 3. The undersigned hereby acknowledges receipt of the proxy statement dated April --, 2012 of BIGP and revokes any proxy previously executed.



Signature(s)___________________________________  	Dated: _______________